CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 11 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 9, 1997, relating to the financial statements and financial highlights of OFFITBANK VIF-High Yield Fund and OFFITBANK VIF-Emerging Markets Fund (each constituting a portfolio of The OFFITBANK Variable Insurance Fund, Inc.), which are also incorporated by reference in such Statement of Additional Information. We also consent to the references to us under the headings
"Independent Accountants" and "Financial Statements" in such Statement of Additional Information and to the references to us under the headings "Counsel; Independent Accountants" in the Prospectuses for OFFITBANK VIF-U.S. Government Securities Fund and "Financial Highlights" and "Counsel; Independent Accountants" in the Prospectus for OFFITBANK VIF-Total Return Fund, each of which also constitutes part of this Registration Statement.

/s/PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
January 21, 1998